EXHIBIT 13

                          STOCK SUBSCRIPTION AGREEMENT

   The Primary Income Funds, Inc.
   First Financial Centre
   700 North Water Street
   Milwaukee, Wisconsin  53202

   Gentlemen:

             The undersigned hereby subscribes to a total of 60,000 shares of the capital stock of The Primary Income Funds, Inc. (the "Corporation"), consisting of 50,000 shares of the Corporation's Class A Common Stock, $.0001 par value, at the subscription price of $1.00 per share and 5,000 shares each of the Corporation's Class B Common Stock, $.0001 par value, and Class C Common Stock, $.0001 par value, at the subscription price of $10.00 per share. The undersigned agrees to pay the Corporation therefor the sum of $150,000 in cash.

             It is understood that upon acceptance hereof by the Corporation certificates representing the shares subscribed for shall be issued to the undersigned and that said shares shall be deemed to be fully paid and nonassessable except for the statutory liability imposed by
   Section 180.46(6) of the Wisconsin Statutes.

             The undersigned agrees that said shares are being purchased for investment with no present intention of reselling or redeeming said shares.

             Dated and effective this 24th day of August, 1989.

                                      ARNOLD INVESTMENT COUNSEL
                                         INCORPORATED



                                      By:  /s/  James R. Arnold, Sr.
                                           James R. Arnold, Sr., President


                                      Attest:   /s/  Roger A. Stafford
                                                Roger A. Stafford, Secretary


             The foregoing subscription is hereby accepted. Dated and effective as of this 24th day of August, 1989.

                                      THE PRIMARY INCOME FUNDS, INC.


                                      By:  /s/  James R. Arnold, Sr.
                                           James R. Arnold, Sr., President


                                      Attest:   /s/  Roger A. Stafford
                                                Roger A. Stafford, Secretary